Exhibit 10.1

Execution Version

Home Point Financial Corporation

1194 Oak Valley Drive, Suite 80

Ann Arbor, MI 48108

May 24, 2017

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Attn: James V. Smith

Dear Mr. Smith:

Reference is made to that certain Agreement and Plan of Merger, dated as of January 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Home Point Financial Corporation, a New Jersey corporation (“Parent”), Longhorn Merger Sub, Inc., an Ohio corporation (“Merger Sub”) and Stonegate Mortgage Corporation, an Ohio corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Parent, Merger Sub and the Company hereby acknowledge and agree that the closing conditions set forth in Sections 7.1(a), 7.1(b), 7.2(a)(i), 7.2(a)(iv), 7.2(a)(v) (in the case of 7.2(a)(v) as it relates to Sections 7.2(a)(i) and 7.2(a)(iv) only), 7.2(c), 7.3(a)(i) and 7.3(a)(iv) (in the case of 7.3(a)(iv) as it relates to Section 7.3(a)(i) only) of the Merger Agreement are fully and irrevocably satisfied for any and all purposes under the Merger Agreement. In connection with Section 7.2(a)(v) of the Merger Agreement, the Company hereby provides the certificate attached hereto dated as of the date hereof. In connection with Section 7.3(a)(iv) of the Merger Agreement, Parent hereby provides the certificate attached hereto dated as of the date hereof.

Notwithstanding anything in the Merger Agreement to the contrary, Parent, Merger Sub and the Company each hereby further agree that pursuant to Section 1.2 of the Merger Agreement, the Closing will take place on May 31, 2017 at 8:00 a.m. New York City time (the “Closing Date”) at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of each of the conditions set forth in Sections 7.1(c), 7.2(a)(ii), 7.2(a)(iii), 7.2(a)(v) (in the case of 7.2(a)(v) as it relates to Sections 7.2(a)(ii) and 7.2(a)(iii) only), 7.2(b), 7.3(a)(ii), 7.3(a)(iii), 7.3(a)(iv) (in the case of Section 7.3(a)(iv) as it relates to Sections 7.3(a)(ii) and 7.3(a)(iii) only) and 7.3(b) of the Merger Agreement for the benefit of the party entitled thereto.

Except as specifically modified by this letter agreement, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Merger Agreement, all of which are expressly hereby ratified and confirmed and shall remain in full force and effect.

This letter agreement may be executed in separate counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Delivery of an executed signature page to this notice by facsimile or other electronic transmission (including in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this letter agreement. Article IX [General Provisions] of the Merger Agreement is hereby incorporated by reference and shall apply to this letter agreement mutatis mutandis.

[Signature Page Follows]

HOME POINT FINANCIAL CORPORATION

By:	/s/ William Newman
Name:	William Newman
Title:	President and Chief Executive Officer

LONGHORN MERGER SUB, INC.

By:	/s/ William Newman
Name:	William Newman
Title:	President

[Signature Page to Letter Agreement]

Acknowledged and Accepted:

STONEGATE MORTGAGE CORPORATION

By:	/s/ James V. Smith
Name:	James V. Smith
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]